Exhibit 77(i)

DIREXION VALUE LINE(r) MID- AND LARGE-CAP HIGH DIVIDEND ETF (VLML)

DIREXION VALUE LINE(r) SMALL- AND MID-CAP HIGH DIVIDEND ETF (VLSM)

DIREXION VALUE LINE(r) CONSERVATIVE EQUITY ETF (VLLV)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated February 29, 2016
to the Summary Prospectuses, Prospectus, and
Statement of Additional Information ("SAI") dated February 29, 2016

Shares of the Direxion Value Line(r) Mid- and Large-Cap High Dividend ETF, Direxion Value Line(r) Small- and Mid-Cap High Dividend ETF and the Direxion Value Line(r) Conservative Equity ETF (each a "Fund" and collectively the "Funds"), will cease trading on the NYSE Arca, Inc. ("NYSE") and will be closed to purchase by investors as of the close of regular trading on the NYSE on March 23, 2016 (the "Closing Date"). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from March 24, 2016, through March 30, 2016 (the "Liquidation Date"), shareholders only may be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for each Fund's shares during this time period. Between the Closing Date and the Liquidation Date, each Fund will be in the process of closing down and liquidating its portfolio. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index, which may not be consistent with each Fund's investment objective and strategy.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund's net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC ("Rafferty"), the Funds' investment adviser, informed the Board of Trustees (the "Board") of the Direxion Shares ETF Trust of its view that each Fund could not continue to conduct its business and operations in an economically efficient manner over the long term due to each Fund's inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering its ability to operate efficiently, and recommended each Fund's closure and liquidation to the Board. The Board determined, after considering Rafferty's recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

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For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with the Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY FTSE CHINA BEAR 3X SHARES (YANG)

DIREXION DAILY S&P OIL & GAS EXP. & PROD. BEAR 3X SHARES (DRIP)

Supplement dated February 19, 2016 to the
Summary Prospectuses, Prospectuses and Statements of Additional Information ("SAI")

The Board of Trustees of the Direxion Shares ETF Trust ("Trust") has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily FTSE China Bear 3X Shares and Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares (each a "Fund" and collectively the "Funds"), share splits of the issued and outstanding shares of the Funds.

After the close of the markets on March 23, 2016 (the "Payable Date"), each Fund will affect a split of its issued and outstanding shares as follows:

		Approximate increase in
	Forward	total number of
Fund Name	Split Ratio	outstanding shares
Direxion Daily FTSE China Bear 3X Shares	4 for 1	400%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares	4 for 1	400%

As a result of these share splits, shareholders of each Fund will receive an additional four shares for each share held of the applicable Fund as indicated in the table above. Accordingly, the number of each Fund's issued and outstanding shares will increase by approximately 400%.

All share splits will apply to shareholders of record as of the close of the NYSE Arca, Inc. ("NYSE Arca") on March 22, 2016, payable after the close of the NYSE Arca on the Payable Date. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on March 24, 2016 (the "Ex-Date"). On the Ex-Date, the opening market value of each Fund's issued and outstanding shares, and thus a shareholder's investment value, will not be affected by the share split. However, the per share net asset value ("NAV") and opening market price on the Ex-Date will be approximately one-fourth for the Funds. The table below illustrates the effect of a hypothetical four for one split on a shareholder's investment.

4 for 1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$40	$4,000
Post-Split	400	$10	$4,000

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the forward split and instruct DTC to adjust each shareholder's investment(s) accordingly. DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

The share splits will not result in a taxable transaction for holders of the Funds' shares. No transaction fees will be imposed on shareholders in connection with the share splits.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY INDIA BULL 3X SHARES (INDL)

DIREXION DAILY S&P BIOTECH BULL 3X SHARES (LABU)

DIREXION DAILY BRAZIL BULL 3X SHARES (BRZU)

DIREXION DAILY LATIN AMERICA BULL 3X SHARES (LBJ)

DIREXION DAILY EMERGING MARKETS BULL 3X SHARES (EDC)

DIREXION DAILY RUSSIA BULL 3X SHARES (RUSL)

DIREXION DAILY S&P OIL & GAS EXP. & PROD. BULL 3X SHARES (GUSH)

DIREXION DAILY NATURAL GAS RELATED BULL 3X SHARES (GASL)

Supplement dated February 19, 2016 to the
Summary Prospectuses, Prospectuses and Statements of Additional Information ("SAI")

The Board of Trustees of the Direxion Shares ETF Trust ("Trust") has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily India Bull 3X Shares, Direxion Daily S&P Biotech Bull 3X Shares, Direxion Daily Brazil Bull 3X Shares, Direxion Daily Latin America Bull 3X Shares, Direxion Daily Emerging Markets Bull 3X Shares, Direxion Daily Russia Bull 3X Shares, Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares, and the Direxion Daily Natural Gas Related Bull 3X Shares (each a "Fund" and collectively the "Funds"), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on March 23, 2016, the Funds will affect reverse splits of their issued and outstanding shares as follows:

		Approximate decrease
	Reverse	in total number of
Fund Name	Split Ratio	outstanding shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	1 for 10	90%
Direxion Daily Natural Gas Related Bull 3X Shares	1 for 10	90%
Direxion Daily India Bull 3X Shares	1 for 4	75%
Direxion Daily S&P Biotech Bull 3X Shares	1 for 4	75%
Direxion Daily Brazil Bull 3X Shares	1 for 4	75%
Direxion Daily Latin America Bull 3X Shares	1 for 4	75%
Direxion Daily Emerging Markets Bull 3X Shares	1 for 4	75%
Direxion Daily Russia Bull 3X Shares	1 for 4	75%

As a result of this reverse split, every ten or four shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value ("NAV") and next day's opening market price will be approximately ten- or four-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. ("NYSE Arca") on a split-adjusted basis on March 24, 2016.

The next day's opening market value of the Funds' issued and outstanding shares, and thus a shareholder's investment value, will not be affected by the reverse split. The tables below illustrate the effect of a hypothetical one for ten and one for four reverse split anticipated for the Funds, as applicable and described above:

1 for 10 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	12	$100	$1,200

1 for 4 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	30	$40	$1,200

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the reverse split and instruct DTC to adjust each shareholder's investment(s) accordingly. DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse split, a shareholder of a Fund's shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder's fractional shares at the Fund's split-adjusted NAV. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder's fractional shares. Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

"Odd Lot" Unit

Also as a result of the reverse split, the Funds will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an "odd lot unit." Thus, the Funds will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY GOLD MINERS INDEX BEAR 3X SHARES (DUST)

DIREXION DAILY JUNIOR GOLD MINERS INDEX BEAR 3X SHARES (JDST)

Supplement dated April 15, 2016 to the
Summary Prospectuses, Prospectus and Statement of Additional Information ("SAI")
dated February 29, 2016

The Board of Trustees of the Direxion Shares ETF Trust ("Trust") has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily Gold Miners Index Bear 3X Shares and Direxion Daily Junior Gold Miners Index Bear 3X Shares (each a "Fund" and collectively the "Funds"), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on May 17, 2016, the Funds will affect reverse splits of their issued and outstanding shares as follows:

		Approximate decrease
	Reverse	in total number of
Fund Name	Split Ratio	outstanding shares
Direxion Daily Gold Miners Index Bear 3X Shares	1 for 10	90%
Direxion Daily Junior Gold Miners Index Bear 3X Shares	1 for 10	90%

As a result of this reverse split, every ten shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value ("NAV") and next day's opening market price will be approximately ten-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. ("NYSE Arca") on a split-adjusted basis on May 18, 2016.

The next day's opening market value of the Funds' issued and outstanding shares, and thus a shareholder's investment value, will not be affected by the reverse split. The table below illustrates the effect of a hypothetical one for ten reverse split anticipated for the Funds, as applicable and described above:

1 for 10 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Hypothetical Market Value
Pre-Split	120	$10	$1,200
Post-Split	12	100	$1,200

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the reverse split and instruct DTC to adjust each shareholder's investment(s) accordingly. DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse split, a shareholder of a Fund's shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder's fractional shares at the Fund's split-adjusted NAV. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder's fractional shares.

Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

"Odd Lot" Unit

Also as a result of the reverse split, each Fund will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an "odd lot unit." Thus, each Fund will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.